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                                                                    EXHIBIT 12.2

                           SYNTHETIC INDUSTRIES, INC.

                    STATEMENT REGARDING COMPUTATION OF RATIO
                OF PRO FORMA EARNINGS TO PRO FORMA FIXED CHARGES
                                 (In Thousands)
                                  (Unaudited)

                                                          Pro Forma
                                              ------------------------------
                                                                Six Months
                                                                   Ended
                                                                 March 31,
                                              Fiscal 1996          1997

Income from continuing operations before
  provision for income taxes and
  extraordinary item                            $  19,636          $  6,758

Fixed charges, excluding
  capitalized interest                             20,338            10,634
                                                ---------------------------

Earnings                                        $  39,974            17,392
                                                ---------------------------

Fixed Charges:
  Rent expense                                  $   4,499          $  2,142

  One-third of rent expense, representative
    of the interest factor                          1,500               714

  Amortization of deferred costs                      717               345

  Capitalized interest                                392                --

  Interest expense                                 18,121             9,575
                                                ---------------------------

Fixed charges                                   $  20,730          $ 10,634
                                                ---------------------------

Ratio of pro forma earnings to
  pro forma fixed charges                            1.93x             1.64x
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